As filed with the Securities and Exchange Commission on December 21, 2000.

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              SEARCHHOUND.COM, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Nevada                                                 91-1942841
----------------------------                                  ----------------
(State or other jurisdiction                                  (I.R.S. Employer
     of incorporation)                                       Identification No.)

                      BOARD OF DIRECTORS COMPENSATION PLAN
                                       AND
                  VARIOUS EMPLOYMENT AND CONSULTANT AGREEMENTS
                              (Full title of plans)

                            Dave Mullikin, President
                              SearchHound.com, Inc.
                                 1700 Wyandotte
                              Kansas City, MO 64108
                           -------------------------
                    (Name and address for agent of service)

                                 (816) 960-3777
                           -------------------------
                       (Telephone number, including area
                           code, for agent of service)


                         CALCULATION OF REGISTRATION FEE
                           -------------------------

      Title of                                Proposed           Proposed           Amount
     Securities              Amount            maximum            maximum             of
        to be                 to be        offering price        aggregate       registration
     registered           registered(1)     per share(2)      offering price          fee
---------------------------------------------------------------------------------------------
Common Stock,              1,500,000           $0.16           $154,447.84         $40.77
par value $0.001
per share
---------------------------------------------------------------------------------------------

                            -------------------------

(1) Includes such additional indeterminate number of shares as may be issuable pursuant to applicable antidilution provisions.

(2) Calculated in accordance with the provisions of Rule 457(c) using the average of the bid and asked prices reported by the National Quotation Bureau for over-the-counter trading for December 20, 2000.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1.        Plan Information.

               Not required to be filed.

Item 2.        Registrant Information and Employee Plan Information.

               Not required to be filed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               The following documents, which previously have been filed by SearchHound.com, Inc. (the "Corporation") with the Securities and Exchange Commission ("Commission"), are incorporated herein by reference and made a part hereof:

               (a) The Corporation's Annual Report on Form 10-KSB on March 15, 2000 for the fiscal year ended December 31, 1999.

               (b) The Corporation's Quarterly Report on 10-QSB was filed November 15, 2000.

               (c) The Corporation's Current Report on Form 8-K, as amended and updated, was filed on September 27, 2000.

               (d) The Corporation's Quarterly Report on Form 10-QSB was filed on August 14, 2000.

               (e) The Corporation's Quarterly Report on Form 10-QSB was filed on May 16, 2000.

               (f) The description of the Corporation's Class A Common Voting Equity Stock ("Common Stock") on Form 8-A filed on February 3, 1994, as amended and updated.

               All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

               For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed comment which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

               The class of securities to be offered is registered under Section 12 of the Exchange Act. Therefore, a description of the Common Stock required by
Item 202 of Regulation S-K is not required.

Item 5.        Interests of Named Experts and Counsel.

               None.

Item 6.        Indemnification of Directors and Officers.

               Section 78.751 of the Nevada Revised Statutes provides that a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than certain actions by or in right of the corporation) because he or she is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or in a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Expenses incurred by an officer or director (or other employee or agents as deemed appropriate by the board of directors) in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation. To indemnify a party, the corporation must determine that the party met the applicable standards of conduct.

               The Company's articles and bylaws permit indemnification of all officers, directors, employees and agents in this manner. The articles also provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

Item 7.        Exemption from Registration Claimed

               Not applicable.

Item 8.        Exhibits.

               Exhibit No.          Description

                4.1 Articles of Incorporation of PAN International Gaming, Inc. Reference made to
                                    Exhibit 4.1 of the Company's April 26, 2000
                                    S-8 which Exhibit is incorporated herein by reference. Certificate of Amendment to the Articles of Incorporation, dated as of June 1, 2000 changing PAN International Gaming, Inc.'s name to SearchHound.com, Inc. Reference is made to Exhibit 3.1 of the Company's August 4, 2000 8-K which Exhibit is incorporated herein by reference.

                4.2 Bylaws of SearchHound.com, Inc. f/k/a PAN International Gaming, Inc. Reference is made to Exhibit 4.2 of the Company's April 26, 2000 S-8 which Exhibit is incorporated herein by reference.

                5.1 Opinion of Bryan Cave LLP as to the validity of the original issuance of the securities being registered.*

               23.1                 Consent of William L. Butcher. *

               23.2                 Consent of Bryan Cave LLP (included in
                                    Exhibit 5.1 hereto).

               24 Power of Attorney (included on signature page).

               99.1                 SearchHound.com, Inc. Board of
                                    Directors Statement of Unanimous Consent authorizing the issuance of 200,000 shares of Common stock to the Board members pursuant to the SearchHound.com, Board of Director Compensation Package and 534,701 shares of Common Stock to employees and consultants in lieu of compensation for services rendered to the SearchHound.com, Inc.*

               99.2                 SearchHound.com, Inc. Board of Director
                                    Compensation Package.*

               99.3 SearchHound.com, Inc. Board of Directors Statement of Unanimous Consent authorizing the registration of 1,500,000 shares of Common Stock with the Securities and Exchange Commission.*

               99.4 Employment Agreement, dated April 27, 2000 between the Company and Dave Mullikin, under which 100,000 shares can be issued for services rendered. Reference is made to
                                    Exhibit 99.3 of the Company's August 4,
                                    2000 10-QSB which Exhibit is incorporated herein by reference.

               99.5 Employment Agreement dated September 1, 2000 between the Company and Brad Cohen, under which 100,000 shares can be issued for services rendered.*

*Filed Herewith

Item 9.        Undertakings.

               (a)    The undersigned registrant hereby undertakes:

                      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                             (i) To include any prospectus required by Section
 10(a)(3) of the Securities Act;

                             (ii) To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                             (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on this 20th day of December, 2000.


                                       SEARCHHOUND.COM, INC.



                                       By  /s/ Dave Mullikin
                                          -------------------------------------
                                          Dave Mullikin
                                          President and Chief Executive Officer






                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Dave Mullikin, as their true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                              Title                                 Date
 ---------                              -----                                 ----
/s/ Dave Mullikin        President, Chief Executive Officer            December 14, 2000
-------------------      and Director
Dave Mullikin


/s/ Brad Cohen           Executive Vice President, Secretary,          December 14, 2000
-------------------      Treasurer and Director
Brad Cohen


/s/ John Flanders        Director                                      December 14, 2000
-------------------
John Flanders


/s/ Art Fillmore         Director                                      December 14, 2000
-------------------
Art Fillmore